Exhibit 10.22

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of November 20, 2017, is among NINE ENERGY SERVICE, INC. a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), the Issuing Lenders and the Lenders.

Recitals

A.    The Borrower, the Administrative Agent, the Issuing Lenders and the Lenders are parties to that certain Credit Agreement dated as of September 14, 2017 (as amended, modified, supplemented, restated or amended and restated prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain loans to, and extensions of credit on behalf of, the Borrower on and after the Funding Date, subject to the terms and conditions of the Credit Agreement.

B.    The Borrower, the Administrative Agent, the Issuing Lenders and the Lenders have agreed, subject to the terms and conditions herein, to amend certain provisions of the Credit Agreement to, among other things, (i) extend the date by which the Funding Date must occur from not later than December 13, 2017 to not later than February 12, 2018 and (ii) amend certain conditions precedent to the Funding Date.

C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.1.

(a)    The following terms contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety with the following text:

““Adjusted Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus  1⁄2 of 1.0% and (c) the Adjusted Eurocurrency Rate for an Interest Period of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that for the purpose of this definition, the Adjusted Eurocurrency Rate for any day shall be based on the Eurocurrency Base Rate (or if the Eurocurrency Base Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 am (London, England time) on such day. Any change in the Adjusted Base

Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurocurrency Rate, respectively. If the Adjusted Base Rate is being used as an alternate rate of interest pursuant to Section 2.4(c)(v) or Section 2.4(c)(vi) hereof, then the Adjusted Base Rate shall be the greater of clause (a) and clause (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Adjusted Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (b) the rate comprised of both overnight federal funds and overnight eurodollar advances by United States managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate); provided that if neither of such rates are published for any day that is a Business Day, the term “Federal Funds Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Offering” means a public offering and sale of Equity Interests in the Borrower closing on or about the Funding Date with gross proceeds of not less than $125,000,000.”

(b)    Each reference to the term “Alternate Base Rate” in the definitions of “Adjusted Eurocurrency Rate”, “Eurocurrency Base Rate” and “Eurocurrency Rate” is hereby deleted and replaced with the term “Adjusted Base Rate”.

2.2    Amendment to Section 2.4. Section 2.4(c)(v) of the Credit Agreement is hereby amended by inserting the following text immediately after the last sentence thereof:

“If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in this Section 2.4(c)(v) have arisen and such circumstances are unlikely to be

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temporary or (ii) the circumstances set forth in this Section 2.4(c)(v) have not arisen but the supervisor for the administrator of the Eurocurrency Base Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Base Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.4(c)(v) (but, in the case of the circumstances described in clause (ii) of the second sentence of this Section 2.4(c)(v), only to the extent the Eurocurrency Base Rate for such Interest Period is not available or published at such time on a current basis), (x) any Notice of Continuation or Conversion that requests the conversion of any Advance to, or continuation of any Advance as, a Eurocurrency Advance shall be ineffective, and (y) if any requests for the making of any Advance requests a Eurocurrency Advance, such Advance shall be made as a Base Rate Advance; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

2.3    Amendment to Section 2.5. Section 2.5(c)(iii)(A)(1) of the Credit Agreement is hereby amended by deleting “$175,000,000” therein and replacing it with “$150,000,000”.

2.4    Amendment to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended by amending and restating clauses (k) and (m) thereof in their entirety with the following text:

“(k) Liquidity. The Administrative Agent shall have received evidence satisfactory to it that, after giving effect to the Transactions, Liquidity is greater than or equal to $60,000,000.”

“(m) Funding Date. The Funding Date shall have occurred on or prior to February 12, 2018.”

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Section 3.    Conditions Precedent. This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 9.2 of the Credit Agreement):

3.1    The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable in connection with this Amendment or any other Credit Document on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to this Amendment or any other Credit Document.

3.2    The Administrative Agent shall have received a counterpart of this Amendment signed by the Borrower, the Issuing Lenders, and each Lender.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 (or the waiver of such conditions as permitted in Section 9.2 of the Credit Agreement). Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.    Miscellaneous.

4.1    Confirmation. All of the terms and provisions of the Credit Agreement, as amended by this Amendment, are, and shall remain, in full force and effect following the effectiveness of this Amendment, and the Lenders reaffirm the Commitments in the amounts set forth on Schedule I to the Credit Agreement, subject to the terms and conditions of the Credit Agreement.

4.2    Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and agrees that the Credit Agreement remains in full force and effect as expressly amended by this Amendment; (c) agrees that from and after the Amendment Effective Date (i) each reference to the Credit Agreement in the other Credit Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment and (ii) this Amendment does not constitute a novation of the Credit Agreement; and (d) represents and warrants to the Lenders that as of the date hereof, and immediately after giving effect to the terms of this Amendment, the execution, delivery, and performance by the Borrower and the consummation of the transactions contemplated by this Amendment (i) are within the Borrower’s organizational powers, (ii) have been duly authorized by all necessary action of the board of directors of the Borrower, (iii) do not contravene the certificate of incorporation or bylaws of the Borrower, (iv) do not contravene any law or any contractual restriction binding on or affecting the Borrower except for immaterial laws or contractual restrictions the noncompliance with which would not reasonably be expected to be adverse to any Lender, (v) do not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement and (vi) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except for immaterial authorizations, approvals, other actions, notices or filings the failure to obtain of which would not reasonably be expected to be adverse to any Lender.

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4.3    Credit Document. This Amendment is a Credit Document.

4.4    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

4.5    No Oral Agreement. This Amendment, the Credit Agreement and the other Credit Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.6    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Sections 9.14-9.17 and 9.20 of the Credit Agreement shall be incorporated herein in mutatis mutandis.

4.7    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	NINE ENERGY SERVICE, INC.

	By:	/s/ Ann G. Fox
	Name:	Ann G. Fox
	Title:	President and Chief Executive Officer

First Amendment to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT, ISSUING LENDER AND A LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Arina Mavilian
	Name:	Arina Mavilian
	Title:	Authorized Officer

First Amendment to Credit Agreement

Signature Page

ISSUING LENDER AND A LENDER:	ZB, N.A. dba AMEGY BANK

	By:	/s/ Rachel Pletcher
	Name:	Rachel Pletcher
	Title:	Vice President

First Amendment to Credit Agreement

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LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Whitney Wall
	Name:	Whitney Wall
	Title:	Director

First Amendment to Credit Agreement

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LENDER:	GOLDMAN SACHS BANK USA

	By:	/s/ Chris Lam
	Name:	Chris Lam
	Title:	Authorized Signatory

First Amendment to Credit Agreement

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LENDER:	COMERICA BANK

	By:	/s/ Kenny Barhanovich
	Name:	Kenny Barhanovich
	Title:	Senior Vice President

First Amendment to Credit Agreement

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LENDER:	HSBC BANK USA, N.A.

	By:	/s/ Thomas L. Nolan
	Name:	Thomas L. Nolan
	Title:	Vice President

First Amendment to Credit Agreement

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LENDER:	IBERIABANK

	By:	/s/ Robert S. Martin
	Name:	Robert S. Martin
	Title:	SVP

First Amendment to Credit Agreement

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LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Anthony D. Healey
	Name:	Anthony D. Healey
	Title:	Senior V.P.

First Amendment to Credit Agreement

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LENDER:	THE BANK OF NOVA SCOTIA

	By:	/s/ Terry Donovan
	Name:	Terry Donovan
	Title:	Managing Director

First Amendment to Credit Agreement

Signature Page